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                                                                    EXHIBIT 99.2

Globalview Advisors LLC

                                               Financial Valuations and Advisory
19900 MacArthur Boulevard, Suite 560
Irvine, California 92612                         Intellectual Property Transfers
P: 949.475.2800 F: 949.475.2809
WWW.GLOBALVIEWADVISORS.COM                            Corporate Finance Advisory

October 28,2003

Board of Directors
EQUITY MARKETING, INC.
6330 San Vicente Boulevard
Los Angeles CA 90048

Dear Members of the Board:

Globalview Advisors LLC ("Globalview") was retained by Equity Marketing, Inc. ("EMAK"),a Delaware corporation, to provide certain financial advisory services resulting in the issuance of a fairness opinion (the "Opinion") to EMAK in connection with the transaction further described below.

TRANSACTION AND OPINION BACKGROUND

It is our understanding Crown EMAK Partners, LLC ("Crown") has requested that EMAK consider exchanging Crown's existing warrants to purchase series B and series C preferred stock of EMAK, which expire in 2005, for new warrants to purchase common stock expiring in 20 10 (the "Proposed Exchange"). According to a document titled "Equity Marketing, Inc. Proposed Extension & Exchange of Crown Warrants, dated June 20,2003" (the "Exchange Document"), Crown's existing warrants consist of the following:

      1. Warrants to purchase 5,712 and 6,288 shares of series B preferred stock of EMAK at an exercise price of $1,000 per share, expiring on March 29, 2005, and June 20, 2005, respectively.

      2. Warrants to purchase 1,428 and 1,572 shares of series C preferred stock of EMAK at an exercise price of $1,000 per share expiring on March 29, 2005, and June 20, 2005, respectively.

The series B and series C preferred stock are convertible to common stock at $16.00 and $18.00 per share, respectively.

New warrants to be issued to Crown in exchange for its existing warrants consist of the following:

      1. Warrants to purchase 750,000 and 166,666 shares of common stock of EMAK at exercise prices of $16.00 and $18.00 per share, respectively. 47.6% of each tranch would expire on March 29,2010, and 52.4% would expire on June 20,2010.


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Globalview Advisors LLC

Because of Crown's status as an affiliate of the Company as well as Mr. Jeff Deutschman's status as Crown's representative on EMAK's Board of Directors, (the "Board"), a committee of independent directors (the "Committee") has been appointed to evaluate Crown's proposal. As a part of its evaluation, the Committee engaged Globalview to conduct an analysis of the Proposed Exchange and render an opinion as to its fairness, from a financial point of view, to EMAK. The Board, with the exception of Mr. Deutschman, will vote on the Proposed Exchange.

GLOBALVIEW CREDENTIALS

Globalview is a financial valuation and corporate finance advisory firm that serves public and private corporations. Globalview has considerable experience and expertise in the valuation of businesses and securities and the issuance of fairness and solvency opinions in connection with corporate mergers and acquisitions, divestitures, corporate spin-offs, restructuring, and reorganizations, private placements, and other corporate transactions.

ASSUMPTIONS AND CONDITIONS OF THE OPINION

In providing the Opinion, Globalview relied upon, and assumed the accuracy and completeness of, financial and other information regarding EMAK and the Proposed Exchange provided to us. Globalview has assumed that such information has been reasonably prepared on a basis reflecting the best currently available estimates and judgments of EMAK's management as to the future financial performance of EMAK. Globalview did not perform any independent verification of such information, and relied upon representations of EMAK management that they were unaware of facts that would make the information provided to Globalview incomplete or misleading.

Globalview has not made an independent evaluation or appraisal of the assets of EMAK, nor has Globalview been furnished with any such appraisals. Globalview has not been requested to, and did not, solicit third party indications of interest in acquiring all or any part of the securities involved in the Proposed Exchange.

The Opinion does not constitute a view regarding the solvency of EMAK prior to or subsequent to the Proposed Exchange. Globalview has performed no procedures to determine the solvency of EMAK. As such, the Opinion does not constitute a solvency opinion, and should not be relied upon for such purposes.

Globalview expresses no view as to the federal, state or local tax consequences of the Proposed Exchange.

We are preparing an Opinion for EMAK in connection with the Proposed Exchange and will receive a fee from EMAK for our services in rendering this Opinion. In addition, EMAK has agreed to indemnify us for certain liabilities arising out of our engagement.


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Globalview Advisors LLC

This Opinion is for the use and benefit of EMAK's Board of Directors only in addressing the fairness of the Proposed Exchange from a financial point of view to EMAK. Our Opinion does not address the merits of the underlying decision by EMAK to engage in the transaction, or whether the consideration to be received by the stockholders in the Proposed Exchange represents the highest price obtainable, and does not constitute a recommendation in any sense.

Our Opinion is necessarily based on economic, market, and other conditions as they existed, and the information made available, and which can be evaluated, as of the date hereof. The Opinion does not represent Globalview's opinion as to what the value of the securities involved in the Proposed Transaction actually will be when such securities are issued to Crown. The actual value of such securities could be higher or lower depending upon changes in such interest rates, dividend rates, market conditions, general economic conditions and other factors which generally influence the price of securities. Globalview has no obligation to update the Opinion unless requested by EMAK in writing to do so and expressly disclaims any responsibility to do so in the absence of any such request.

Any valuation of securities is only an approximation, subject to uncertainties and contingencies, all of which are difficult to predict and beyond the control of Globalview. This Opinion is for the information of EMAK and its Board of Directors only and other than disclosures as indicated in our engagement letter dated August 1, 2003, it is not to be relied upon, quoted or referred to in whole, or in part, without the prior written approval of Globalview.

Our Opinion also assumes the final executed form of the Proposed Exchange will not materially differ from the Exchange Document that we reviewed, and that the parties thereto will comply with all of its terms.

DUE DILIGENCE

In connection with the rendering of our Opinion, we have performed, among other things, the following:

      (i) Reviewed the terms of the Proposed Exchange including the features of the existing warrants and the new warrants to be issued and the securities underlying the existing warrants and new warrants;

      (ii) Reviewed an internal analysis of the Proposed Exchange as prepared by EMAK;

      (iii) Held discussions with management of EMAK to gain an understanding of: (a) EMAK management's assessment of the Proposed Exchange, Globalview Advisors LLC


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            (b)   EMAK's strategic business plan including organic and/or
                  acquisition growth strategies, and any financial projections prepared by EMAK in support of its plan,

            (c) EMAK's current and long-term debt and equity capital needs and planned issuances to effect the above plan,

            (d) Various capital options available to EMAK and the costs associated with such options, and

            (e)   EMAK's prospective dividend policies;

      (iv) Reviewed and analyzed EMAK's historical financial performance as deemed necessary;

      (v)   Reviewed and analyzed EMAK's stock performance as deemed necessary;

      (vi) Held discussions with Crown to gain an understanding of its rationale for the Proposed Exchange;

      (vii) Conducted fundamental valuation analysis (using Black-Scholes and other models we deem appropriate) of the existing warrants and the new warrants to be issued; and

      (viii) Executed other analyses we deemed necessary to complete our assessment of the Proposed Exchange.

OPINION

Based on the foregoing analysis and on such other matters as we deemed relevant and based on our knowledge and experience in the valuation of businesses and their securities, and subject to the assumptions and conditions stated above, it is our opinion that the Proposed Exchange is fair, from a financial point of view, to EMAK.

The Opinion and related analyses summarized herein are subject to the terms and conditions of our engagement letter dated August 1,2003.

Very truly yours,

GLOBALVIEW ADVISORS LLC

/s/ Michael Haghighat

By:   Michael Haghighat, ASA
      Managing Director


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